Exhibit 10.1

Pension Transition Services Agreement Between

The McClatchy Company Retirement Plan,

The McClatchy Company,

And

SIJ, LLC

WHEREAS, The McClatchy Company (“Original McClatchy”) sponsors The McClatchy Company Retirement Plan (the “Plan”);

WHEREAS, the Pension and Savings Plans Committee of The McClatchy Company and The McClatchy Company Retirement Committee (collectively, the “Committees”) are authorized to act for the Plan;

WHEREAS, non-discretionary administrative services (the “Services”), are currently provided to the Plan by certain personnel currently employed by Original McClatchy (the “McClatchy Personnel”);

WHEREAS, the Services include day-to-day administrative services including responding to participant inquiries, processing benefit applications, addressing and implement benefit payments as directed, and supporting legally required notices and filings;

WHEREAS, the McClatchy Personnel will, at the closing of the restructuring transaction under Section 363 of the United States Bankruptcy Code in Case No. 20-10418 in the United States Bankruptcy Court for the Southern District of New York (“Court”), which was approved by the Court on August 4, 2020 (the “Transaction”), become employees of SIJ, LLC (“NewCo”) and the McClatchy Personnel, post-closing, including any individuals who may replace one or more of the McClatchy Personnel, the “Administrative Personnel”);

WHEREAS, following the closing (“Closing”) of the Transaction, Original McClatchy shall be known as JCK Legacy Company;

WHEREAS, on September 3, 2020, the Pension Benefit Guaranty Corporation (“PBGC”) issued a Notice of Determination that (i) the Plan should be terminated as of August 31, 2020, and (ii) PBGC should be appointed as statutory trustee of the Plan, and provided a Trusteeship Agreement to be signed by the Company and PBGC to effect termination of the Plan and appointment of PBGC as the statutory trustee of the Plan;

WHEREAS, the Company intends to sign the Trusteeship Agreement prior to the Closing;

WHEREAS, the Company understands that PBGC intends to use the Administrative Personnel after Closing to assist with transition of the Plan to PBGC;

WHEREAS, NewCo is willing to provide such Services through the Administrative Personnel pursuant to this agreement (the “Agreement”);

NOW, THEREFORE, the Plan, acting through the Committees, (together, the “Parties” and individually a “Party”), and Original McClatchy hereby agree as follows effective as of the date set forth below:

Article I

Provision of Administrative Services

1.1	Provision of Administrative Services On and After Closing.

(a)	Services. On and after Closing, NewCo will provide the Services to the Plan. Administrative Personnel shall act in a non-discretionary, non-fiduciary capacity.

(b)

Fee For Services. NewCo shall be reimbursed by the Plan for all expenses (“Expenses”) attributable to the Administrative Personnel’s provision of Services to the Plan. For purposes of clarity, Expenses shall include the following:

(i)	Compensation and Benefits. A pro rata portion of the compensation and benefit costs (including employer-paid costs) for each of the Administrative Personnel providing the Services.

(ii)

Overhead Costs. A pro rata portion of the overhead costs, as determined in reasonable good faith in accordance with the requirements of ERISA, for each of the Administrative Personnel providing the Services.

The pro rata portion shall be determined by tracking the hours worked (including vacation and similar time away from work) in providing Services to the Plan as compared to the total hours worked (including vacation and similar time away from work) by each individual. Reasonable documentation of such Expenses shall be provided to the Plan for its review prior to payment of Expenses.

The current anticipated cost of the Services is $45,000 per month, although the Parties agree and understand that actual costs may vary.

(c)

ERISA Section 408(b)(2) Disclosure. NewCo hereby represents and the Plan acknowledges that this Agreement describes all compensation as may be paid to NewCo with respect to the Services and is intended to service as NewCo’s fee disclosure under ERISA section 408(b)(2).

2.1

Administrative Personnel Are Not Fiduciaries. Administrative Personnel shall not make any discretionary, fiduciary decisions under ERISA and shall, in a ministerial fashion, follow the directions the named fiduciary or trustee of the Plan.

Article III

Miscellaneous Provisions

3.1	Amendment and Termination.

(a)	Amendment. The provisions of this Agreement may be amended at any time by mutual written agreement among the Parties.

(b)

Termination. Either Party may terminate this Agreement and performance hereunder following ninety (90) days written notice to the other Party. In the event of termination, the Plan agrees to pay any applicable remaining Expenses as soon as administratively practical.

(c)

Impact of Original McClatchy Ceasing To Be Plan Sponsor. For the purpose of this section, in the event that Original McClatchy ceases to be the sponsor of the Plan, this Agreement shall automatically terminate ninety (90) days after such cessation unless otherwise (i) amended in accordance with subsection (a) by mutual written agreement between any successor sponsor or administrator of the Plan, including the PBGC (each, a “Successor”) and NewCo, or (ii) terminated in accordance with subsection (b) by any Successor.

3.2	Successors and Assigns. This Agreement may not be assigned by NewCo without the prior written consent of the Plan or a Successor, which consent shall not be unreasonably withheld.

3.3

Dispute Resolution. Each of the Parties hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court for any controversy, dispute or claim arising out of or relating to this Agreement or the breach thereof or the relationship between or among the Parties (and agrees not to commence any litigation relating thereto except in the Court), and waives any objection to the laying of venue of any such litigation in the Court, and if the Court refuses to hear any such litigation, in the federal courts located in New York, NY. Each party hereto hereby consents to service of process in the manner and at the address set forth in Section 3.5. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.4

Indemnification. The Plan shall be liable for, and shall indemnify and hold NewCo and its affiliates harmless from and against any and all losses or liabilities incurred or suffered, as a consequence of or in connection with the Services to the Plan, except for any liabilities arising out of or resulting from NewCo’s breach of this Agreement or willful misconduct. Notwithstanding the foregoing, NewCo and its affiliates, and the Administrative Personnel, shall not have any liability in excess of the fees payable under this Agreement.

3.5	Notice. Any and all notices required or permitted to be given under this Agreement must be in writing and may be hand-delivered, mailed by first-class mail (postage prepaid),

delivered by a reliable carrier with receipt therefore, or made by facsimile or electronic transmission followed by delivery of a hard copy. Notices shall be delivered to:

For the Plan: The McClatchy Company Retirement Plan 2100 Q Street Sacramento, CA 95816 and Pension Benefit Guaranty Corporation 1200 K Street NW Washington, DC 20005-4026	For Original McClatchy: The McClatchy Company 2100 Q Street Sacramento, CA 95816
For NewCo: SIJ, LLC 2100 Q Street Sacramento, CA 95816

3.6Confidentiality of Data.

(a)

Plan Data. In the course of its services to the Plan, the Administrative Personnel receive and possesses personal, private information regarding the Plan and its participants (the “Plan Data”). Plan Data includes sensitive personal information regarding plan participants, beneficiaries, and alternate payees, including Social Security numbers, names, address, compensation data, accrued benefits, and the like. “Plan Data” does not include information which (1) was or becomes publicly available through no breach by the Administrative Personnel, Original McClatchy, or NewCo, or (2) was or becomes available from a third party to whom the Plan Data was disclosed without restrictions.

(b)

Confidentiality. The Administrative Personnel and NewCo shall keep all Plan Data strictly confidential and shall not, without the Plan’s prior written consent, use or disclose Plan Data other than as permitted by this Agreement. The Administrative Personnel may reveal Plan Data only to employees, agents and affiliates who need to know the Plan Data for the purposes of executing the duties under this Agreement. All Plan Data, including any materials based thereon and any copies thereof shall be returned to the Plan upon the termination of this Agreement. The requirements of confidentiality set forth herein shall survive the return or destruction of such Plan Data.

(c)

Legal Disclosure. In the event that Administrative Personnel and/or NewCo become legally compelled to disclose any of the Plan Data, the party being compelled shall promptly notify the Plan to enable it to seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the compelled party shall furnish only that portion of the Plan Data that is legally required and use reasonable efforts to obtain assurance that confidential treatment will be accorded the Plan Data.

3.7	Ownership of Records. All Plan records and derivative works thereof shall belong to the Plan.

3.8	Governing Law. This Agreement shall be subject to ERISA, and, to the extent not preempted, the laws of the state of New York.

3.9

Entire Agreement. This Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof, shall supersede all prior agreements involving the subject matter hereof, and may be modified or amended only by a writing signed and dated by the Parties.

3.10

Waiver. Any waiver by any Party of any requirement under this Agreement of its rights under this Agreement shall be deemed a specific waiver and not a continuing waiver, nor a waiver of any other requirement or right hereunder.

3.11	Severability. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby

3.12	Not A Plan Amendment. In no event shall this Agreement be or serve as an amendment to the Plan.

IN WITNESS WHEREOF, the undersigned have executed this agreement effective as of September 3, 2020.

Pension and Savings Plans Committee of The McClatchy Company for the Plan /s/ Billie S. McConkey Name: Billie S. McConkey Title: Vp Date: Sep 3, 2020	The McClatchy Company Retirement Committee for the Plan /s/ Billie S. McConkey Name: Billie S. McConkey Title: Vp Date: Sep 3, 2020
The McClatchy Company as Plan Sponsor /s/ Billie S. McConkey Name: Billie S. McConkey Title: Vp Date: Sep 3, 2020	SIJ, LLC as Vendor to the Plan /s/ Peter Farr Name: Peter Farr Title: Authorized Signatory Date: 9/3/2020